EMPLOYMENT AGREEMENT

                    AGREEMENT (this "Agreement"), dated as of January 22, 1997, by and between Cognitive Communications, LLC, a Delaware limited liability company ("CCL"), and Susan Wiener ("Employee").

                              W I T N E S S E T H :

               WHEREAS, Employee is currently serving as an executive officer of Cognitive Communications, Inc., a Connecticut corporation (the "Company"), and owns 50% of the outstanding common stock of the Company;

               WHEREAS, the Company, Employee and Michael Rudnick, the owner of 50% of the outstanding common stock of the Company, have entered into a Purchase Agreement (the "Purchase Agreement") with CCL, dated as of the date hereof, pursuant to which CCL will purchase the operating assets and assume the operating liabilities of the Company;

               WHEREAS, Employee possesses an intimate knowledge of the business and affairs of the Company, its policies, methods of operation, personnel, customers and suppliers;

               WHEREAS, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement; and

               WHEREAS, CCL desires to employ Employee, and Employee desires to accept such employment, upon the terms and subject to the conditions set forth in this Agreement.

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

               1. Employment. CCL hereby employs Employee, and Employee hereby accepts employment with CCL, for the Term (as hereinafter defined), in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and subject to the conditions hereinafter set forth.

               2. Term. Unless (i) sooner terminated as provided in Section 6 hereof or (ii) extended as provided for in that certain Put Agreement between CCL and Employee and entered into in connection with the Purchase Agreement (the "Put Agreement"), Employee's employment hereunder shall be for a term commencing on the date hereof and ending on July 31, 2002. The actual term of employment hereunder, giving effect to any early termination, or extension, of employment under Section 6 hereof, or the Put Agreement, respectively, is referred to herein as the "Term."


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



               3. Position, Duties, Responsibilities and Services.

                         3.1 Position,  Duties and Responsibilities.  During the
Term, Employee shall serve as the President of CCL and shall be responsible for the duties attendant to such office as specified in the Limited Liability Company Operating Agreement of CCL, and such additional managerial duties and responsibilities with CCL or its subsidiaries or divisions as may be assigned by the Chief Executive Officer of International Post Limited, an indirect parent of CCL ("IPL"), or by such other executive corporate officer of IPL who is not the chief executive officer or chief operating officer of another subsidiary or division of IPL as such CEO may designate (the "IPL Officer"). Employee shall also report directly to the IPL Officer. During the Term, CCL's operations shall be located within New York City.

                    In addition, Employee shall abide by the policies of IPL relating to the Powers Reserved/Delegated and to Corporate Conduct (Conflict of Interest) as such policies are from time to time in effect. Copies of the policies currently in effect are annexed as exhibits hereto.

                         3.2 Services to be Provided.  During the Term, Employee
shall (i) devote all of her working time, attention and energies to the affairs of CCL and its subsidiaries and divisions, (ii) use her best efforts to promote its and their best interests, (iii) faithfully and diligently perform her duties and responsibilities hereunder, and (iv) comply with and be bound by the operational policies, procedures and practices of CCL from time to time in effect during the Term; provided, however, that nothing in this Agreement shall preclude Employee from (x) engaging in charitable and community affairs or (y) giving attention to her passive personal investments or (z) performing administrative functions related to the winding down of the remaining business of the Company including such research in the area of employee communications as may be approved in writing by IPL after the date hereof, so long as such activities do not interfere with the regular performance of her duties and responsibilities under this Agreement.

                         3.3 Exclusive Agreement. Employee hereby represents and
warrants to CCL that (i) her execution of this Agreement and the performance of her duties and responsibilities hereunder does not and will not violate or result in the breach of, or in any manner be prohibited or restricted by, the terms of any agreement, arrangement or understanding (whether written or oral), order or decree to which she is a party or by which she is bound and (ii) she is not a party to any agreement or arrangement, whether written or oral, which would prevent Employee from rendering services to CCL during the Term or which would create any conflict with or involve any business relationship with customers, suppliers or competitors of CCL, IPL or their respective affiliates, subsidiaries or divisions.




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


               4. Compensation.

                         4.1 Base Salary.  For all services rendered by Employee
hereunder and all covenants and conditions undertaken by her pursuant to this Agreement, CCL shall pay Employee an annual base salary (the "Base Salary") during the Term at the rate of one hundred fifty thousand dollars ($150,000), payable at such intervals as the executive officers of IPL are paid, but in any event at least on a semi-monthly basis. If the first or last month of the Term is not a full calendar month, then any calculation of Base Salary for such period shall be prorated for the number of days employed in such month.

                         4.2 Incentive Compensation.

                              (a) Employee shall receive a certain percentage of
CCL's earnings before interest, taxes, depreciation and amortization and certain incentive stock options as provided for in that certain Incentive Compensation Agreement, a copy of which is attached hereto.

                              (b) During the Term, Employee shall be entitled to
participate in all equity related incentive programs that CCL makes generally available to officers and employees of CCL, subject to the terms and conditions of such programs.

                              (c)    Employee    hereby    acknowledges    that,
notwithstanding anything contained herein to the contrary, IPL shall in no way be obligated to cause Employee to participate in any stock option or other equity related incentive programs that IPL makes generally available to officers and employees of IPL and its other subsidiaries, affiliates or divisions.

                    4.3 Withholding. CCL shall withhold from any payments due to Employee under this Agreement all Federal, state and local taxes, FICA and other amounts required to be withheld pursuant to any applicable law.

               5. Employee Benefits.

                    5.1 Benefit Programs. During the Term, Employee shall be entitled to participate in such group life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans that IPL makes generally available to officers and employees of IPL and its subsidiaries.

                    5.2 Vacation. During each twelve month period of the Term, Employee shall be entitled to four (4) weeks of vacation to be taken at times determined by Employee which do not unreasonably interfere with the performance of her duties hereunder; provided, however, that, other than up to one (1) week of vacation not taken during a year which may be taken during the first quarter of the following year, any such vacation time not taken

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


during any year shall be forfeited. Employee shall also be entitled to all paid holidays given by IPL to its officers and employees.

                    5.3 Automobile. During the Term, CCL shall lease and provide the Employee with an appropriate automobile, as determined by the CCL Board, and shall pay all expenses relating to the insurance, maintenance and operation thereof.

                    5.4 Insurance. Employee agrees that CCL may request Employee to apply for and take out term life, health, accident, and/or other insurance covering Employee, either independently or together with others, in an aggregate amount determined by the CCL Board. CCL shall pay all premiums for such insurance and shall determine the beneficiary of, and own all rights in, any such insurance policies and proceeds thereof, and Employee shall not have any right, title or interest therein or any obligation to pay any of the premiums therefor. If requested, Employee shall submit to medical examinations and shall otherwise cooperate in all respects to procure such insurance.

                         As soon as practical  after the date hereof,  CCL shall
obtain "directors and officers liability insurance" on behalf and for the benefit of the Employee on substantially the same terms and subject to substantially the same conditions as provided to directors and officers of other subsidiaries of IPL.

                    5.5 Expenses. During the Term, Employee is authorized to incur reasonable expenses in the performance of her duties hereunder, and, upon presentation of a detailed itemization account thereof, CCL shall pay or reimburse Employee for such reasonable expenses so incurred by Employee.

               6. Termination of Employment.

                    6.1 Death; Disability. Employee's employment hereunder shall terminate upon her death, or, at the election of CCL by written notice to Employee, if, as a result of the occurrence of mental or physical disability during the Term, Employee has been unable to perform her duties hereunder for a period of three (3) consecutive months or ninety (90) days in any consecutive three hundred sixty-five (365) day period, as determined in good faith by the CCL Board. In the event of a termination of Employee's employment for death or disability, CCL shall pay Employee (or her legal representatives, as the case may be): (i) her unpaid Base Salary through the date of termination, (ii) the value of her accrued and unpaid vacation days as of the date of termination (calculated based on Employee's Base Salary computed on a 365-day year), and
(iii) all amounts due under Section 5.5 hereof. In addition, Employee shall be entitled to any amounts due under the programs referred to in Section 5.1 hereof, as and to the extent set forth in such programs.



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



                    6.2 Termination for Cause.

                              (a) In addition to any other remedies available to
it at law or in equity, CCL shall have the right, upon written notice to Employee, to terminate Employee's employment under this Agreement if Employee:
(i) breaches in any material respect any provision of this Agreement and such breach is not remedied within thirty (30) days after written notice thereof from the CCL Board setting forth in reasonable detail the matters constituting such breach; (ii) fails or refuses to perform in any material respect such duties as may be assigned to her from time to time by the IPL Officer or the CCL Board;
(iii) has been convicted of a felony; or (iv) has committed any act of fraud, misappropriation of funds or embezzlement in connection with her employment hereunder or has willfully disclosed any Confidential Information (as defined below) (termination pursuant to the provisions of any of clauses (i) through
(iv) above is referred to herein as termination for "Cause").

                              (b) In the event Employee is terminated for Cause,
CCL shall pay Employee (i) her unpaid Base Salary through the date of termination, (ii) the value of her accrued and unpaid vacation days as of the date of termination (calculated based on Employee's Base Salary computed on a 365-day year), and (iii) all amounts due under Section 5.5 hereof. In addition, Employee shall be entitled to any amounts due under the programs referred to in
Section 5.1 hereof, as and to the extent set forth in such programs.

                              (c) In the event  Employee is terminated for Cause
other than pursuant to clause (ii) of subparagraph (a) above, Employee hereby agrees to resign as a manager of CCL, effective as of the date of such termination, and from any other positions she holds with CCL.

                    6.3 Termination Other than for Cause, Death or Disability. Notwithstanding any provision to the contrary herein, CCL may at any time upon written notice to Employee, in its sole and absolute discretion and for any or no reason, terminate the employment of Employee hereunder without Cause. If this Agreement is terminated (i) by CCL, other than as a result of the death or disability of Employee or for Cause, or (ii) as a result of a Constructive Termination (as defined below), CCL shall pay Employee (A) her unpaid Base Salary through the end of the Term (payable as provided in Section 4.1 hereof),
(B) the value of her accrued and unpaid vacation days as of the date of termination (calculated based on Employee's Base Salary computed on a 365-day year), and (C) all amounts due under Section 5.5 hereof. In addition, Employee shall be entitled to any amounts due under the programs referred to in Section
5.1 hereof, as and to the extent set forth in such programs. For purposes of this Agreement, "Constructive Termination" shall be deemed to have occurred upon any material breach by CCL of the provisions of this Agreement which breach shall continue for at least thirty (30) days after written notice is provided by Employee to CCL setting forth in reasonable detail the matters constituting such breach.




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


               7. Inventions; Confidential Information; Non-Competition.

                    7.1 Inventions. All processes, technologies, improvements, discoveries, trademarks, trade names, and inventions (collectively, "Inventions") conceived, developed, invented, made or found by Employee, alone or with others, during her employment with CCL or within six (6) months after the termination of her employment, whether or not conceived, developed, invented, made or found during Employee's employment with CCL or with the use of the facilities or materials of CCL and which relate to the consulting business in the area of communications and content strategy for, or research relating to the implementation of, or the design and production of, intranets, extranets or internets or any other business conducted by CCL or any of its subsidiaries or divisions (the "CCL Companies"), whether or not patentable, shall be the property of CCL and shall be promptly and fully disclosed by Employee to CCL. Employee shall perform all necessary acts (including, without limitation, executing and delivering any assignments, documents or instruments requested by
CCL) to vest title to any such Inventions in CCL and to entitle CCL, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

                    7.2 Confidential Information.

                              (a)  Employee  shall not,  at any time  during the
Term and thereafter, directly or indirectly, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except in the course of the proper performance of her duties hereunder (including, without limitation, during marketing and new business presentations, seminars and workshops authorized by CCL), any Confidential Information (as defined below) pertaining to the business of the CCL Companies, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the CCL Companies, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Employee to divulge, disclose or make accessible such information; provided, however, that Employee shall provide CCL with notice of the requirement of such disclosure promptly after Employee is notified thereof and prior to her disclosure thereof so as to enable CCL to challenge the order compelling such disclosure. In the event that Employee's employment is terminated hereunder for any reason, Employee shall promptly return to CCL all Confidential Information and all other documents, drawings, work papers, lists, memoranda, notes, records and other data (including copies thereof) constituting or pertaining to any of the Confidential Information.

                              (b) For purposes of this Agreement,  "Confidential
Information" shall mean non-public information concerning any financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to practices, processes, techniques, procedures, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information of any of the CCL Companies, that, in any case, (i) is not otherwise generally available to the public, (ii) is not generally known in any industry in which any of the

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


CCL Companies is or was involved, and (iii) has not been disclosed by the CCL Companies to others not subject to confidentiality agreements.

                    7.3 Non-Competition. Subject to the provisions of Section 3.2, Employee agrees that during the Non-Competition Period (as hereinafter defined), she will not in any manner, directly or indirectly, except as specifically contemplated by the terms of her employment or expressly set forth in this Agreement, (i) be employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any entity which now or at any time during the Non-Competition Period engages in any business activity competitive, directly or indirectly, with the business of CCL or any of its subsidiaries or divisions within any greater metropolitan area in which CCL or any of its subsidiaries or divisions are currently engaged in business or, at the termination of Employee's employment, within which there was a bona fide intention on the part of CCL or any of its subsidiaries or divisions to engage in business in the future, except that Employee may be retained in an "in-house" or similar position relating to the area of communications and content strategy for, or research relating to the implementation of, or the design and production of, intranets, extranets or internets by an entity which is not engaged in the business of providing services in such area to other unaffiliated entities, (ii) solicit or divert from CCL or any of its subsidiaries or divisions any business or any customer, or divert from CCL or any of its subsidiaries or divisions any supplier thereto, in each case which customer or supplier was a customer or supplier of CCL or any of its subsidiaries or divisions during the eighteen (18) months immediately preceding such date of solicitation or diversion, or assist any person, firm or corporation in doing so or attempting to do so, or (iii) on her own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment or other retention of any employee or consultant who was employed or retained by CCL or any of its subsidiaries or divisions at any time during the twelve (12) months immediately preceding such date of hiring or solicitation; provided, however, that, notwithstanding the foregoing, nothing herein shall preclude Employee from making solely passive investments in any class or series of equity securities of any entity which is publicly traded so long as Employee shall not own or control, directly or indirectly, either as principal, manager, partner, investor, lender or in any other capacity, equity securities which constitute five percent (5%) or more of the voting rights or equity ownership of such entity. For purposes of this Section 7.3, a "bona fide intention" to engage in business in a certain geographical area shall be deemed not to have existed at the time of termination of Employee's employment if (i) within three (3) months after the termination of Employee's employment, CCL or any of its subsidiaries or divisions shall not have entered into a letter of intent or made a public announcement of intention to engage in business in such geographical area or (ii) within one (1) year after the termination of Employee's employment, CCL or any of its subsidiaries or divisions shall not have consummated an agreement to engage, or otherwise actually engaged, in business in such geographical area. The provisions of this Section 7.3 shall extend for the Term and survive the Term for eighteen (18) months after the end of the Term; provided, however, that in the case of a termination of employment pursuant to the provisions of Section 6.1, the provisions of this Section 7.3 shall extend until eighteen (18) months after the last payment of Base Salary is made pursuant to Section 6.1(i); provided further, however, that in the case of a termination of



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


employment  pursuant to the  provisions of Sections 6.3, the  provisions of this
Section 7.3 shall extend until the last payment of Base Salary is made pursuant to Section 6.3(A) (the period described in this sentence is referred to herein as the "Non-Competition Period").

                    7.4 Breach of Provisions. Employee and CCL hereby agree that the covenants contained in this Section 7 are reasonable and necessary covenants for the protection of CCL and its business under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants that such court deems unreasonable and to enforce the remainder of these covenants as so amended. Employee agrees that any breach or threatened breach of the covenants contained in this Section 7 would irreparably injure CCL and that there is no adequate remedy at law for any such breach or threatened breach. Accordingly, Employee agrees that CCL, in addition to pursuing any other remedies it may have in law or in equity, may obtain injunctive relief in any court, foreign or domestic, having the capacity to grant such relief, to restrain any such breach or threatened breach by Employee and to enforce the provisions of this Section 7.

               8. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid, or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to CCL, to:                      International Post Limited
                                    545 Fifth Avenue
                                    New York, New York  10017
                                    Attention:  President
                                    Fax No.:   (212) 986-1364

with a copy to:                     Shereff, Friedman, Hoffman & Goodman, LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:   Jeffry S. Hoffman, Esq.
                                    Fax No.:   (212) 980-4665

If to Employee, to the address set forth beside her signature on the signature page to this Agreement.

               9. Entire Agreement. This Agreement, the Purchase Agreement and the agreements referenced herein and therein set forth the entire understanding and agreement of the parties with respect to their subject matter and supersede any and all prior understandings,


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


negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

               10. Authority. The parties each represent and warrant that such party has the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

               11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of CCL and its successors and assigns (including purchasers of substantially all of CCL's assets) and Employee. Except as otherwise expressly set forth in this Agreement, the rights and obligations of Employee under this Agreement shall not be assignable or otherwise transferable.

               12. Amendment or Modification; Waiver. This Agreement may be amended or modified only by written agreement executed by all parties hereto. Any of the parties hereto may extend the time for the performance of any of the obligations or other acts of any other party hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

               13. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

               14. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

               15. Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

               16. Counterparts. This Agreement may be executed in one or more counter parts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

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               17.  Severability.  Subject to Section 7.4  hereof,  in the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                   COGNITIVE COMMUNICATIONS, LLC

                               BY:
                                   --------------------------
                                   Jeffrey J. Kaplan
                                   Vice President and
                                   Chief Financial Officer


                                   --------------------------
                                    Susan Wiener

                                   Address:  1370 Baptist  Church Road
                                   Yorktown Heights, NY 10598
                                   Phone No.: (914) 245-3226
                                   Fax No.: (914) 245-9247


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